EXHIBIT (b)

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report on Form N-CSR of Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (the “Issuer”) for the semi-annual period ended November 30, 2025 (the “Report”), Brian E. Binder, as President and Chief Executive Officer of the Issuer, and James Howley, as Chief Financial Officer, Chief Accounting Officer and Treasurer of the Issuer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: February 3, 2026

/s/ Brian E. Binder

Name: Brian E. Binder

Title: President and Chief Executive Officer (Principal Executive Officer)

/s/ James Howley

Name: James Howley

Title: Chief Financial Officer, Chief Accounting Officer, and Treasurer (Principal Financial and Accounting Officer)